SECOND AMENDMENT TO CREDIT AGREEMENT

AND CONSENT FOR SALE OF COLLATERAL

THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT FOR SALE OF COLLATERAL (this "Agreement") is made as of November 26, 2019, by and among AEROCENTURY CORP., a Delaware corporation (“Borrower”), the Lenders (defined below) and MUFG UNION BANK, N.A., as agent for the Lenders (in such capacity, "Agent"), with reference to the following recitals:

RECITALS

A. Borrower, JetFleet Holding Corp., a California corporation (“Holding Guarantor”), and JetFleet Management Corp., a California corporation (“Management Guarantor” and together with Holding Guarantor, collectively the “Guarantors”), on the one hand, and Agent and the lenders (collectively, the “Lenders”) under that certain Third Amended and Restated Credit Agreement dated as of February 19, 2019 (as amended by the Forbearance Agreement (defined hereinafter), and as may be further amended, extended, renewed, supplemented or otherwise modified from time to time, the “Credit Agreement”), on the other hand, are parties to that certain Forbearance Agreement dated as of October 28, 2019, as amended pursuant to that certain First Amendment of Forbearance Agreement and First Amendment to Credit Agreement dated as of November 13, 2019 (as may be further amended, extended, renewed, supplemented or otherwise modified from time to time, the “Forbearance Agreement”).

B. To secure Borrower’s Obligations under the Credit Agreement and the other Loan Documents, Borrower granted Agent security interests and liens in and to, among other Collateral, the following Collateral (collectively, the “Specified Collateral”): one (1) Bombardier model Dash 8-311 aircraft bearing manufacturer’s serial number 236 and Norwegian registration number LN-WFC (the “236 Aircraft”), together with two (2) Pratt & Whitney Canada model PW123 aircraft engines bearing manufacturer’s serial numbers AE0162 and 124526, respectively (together, the “236 Engines” and, collectively with the 236 Aircraft and 236 Engines, the “236 Aircraft Collateral”), and the Lease related thereto with Wideroe’s Flyveselskap AS.

C. Borrower granted Agent the security interests and liens in the Specified Collateral pursuant to the Collateral Documents, including the Credit Agreement, a Third Amended and Restated Mortgage and Security Agreement dated as of February 19, 2019 between Borrower and Agent recorded by the FAA on March 16, 2019 and assigned Conveyance No. OT019285 (as amended, supplemented or otherwise modified from time to time, the “US Mortgage”), and an Aircraft Mortgage Deed dated April 28, 2010 and recorded in the Norway (the “Norwegian Mortgage”).

D. Borrower informed Agent and the Lenders that it intends to sell the 236 Aircraft Collateral and such sale is expected to close on or about November 29, 2019 (and Borrower intends to use the amount invoiced for such sale to pay down the indebtedness under the Credit Agreement), and has requested that the Lenders consent to such sale and the associated release of the security interests and liens covering the Specified Collateral under the Collateral Documents. Agent and the Lenders are willing to consent to the foregoing on the terms and conditions set forth herein.

E. Additionally, Lenders have agreed to make certain modifications to the Credit Agreement on the terms set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto represent, warrant and agree as follows:

1. Recitals. The recitals set forth above are true and correct and are hereby incorporated herein.

2. Defined Terms. Any and all initially-capitalized terms used in this Agreement (including, without limitation, in the Recitals to this Agreement), without definition shall have the respective meanings specified in the Credit Agreement and/or Forbearance Agreement, as applicable.

3. Acknowledgments. Borrower and Guarantors each restates and reaffirms the acknowledgments each made in Section 3 of the Forbearance Agreement as of the Effective Date as such term is defined in Section 9 hereof. Except as expressly set forth herein, all terms, conditions, covenants, representations and warranties contained in the Forbearance Agreement, the Credit Agreement, the other Loan Documents and all rights of Agent and the Lenders and all obligations of Borrower and the Guarantors thereunder, remain in full force and effect. Each of Borrower and the Guarantors hereby confirm that the Forbearance Agreement, the Credit Agreement, the other Loan Documents and the Collateral Documents are in full force and effect.

4. Amendments to Credit Agreement. The Credit Agreement shall be amended as follow:

(a) The definitions of “Revolving Commitment” and “Maximum Amount” shall each be amended by replacing “One Hundred Fifteen Million and 00/100 Dollars ($115,000,000.00)” in the first sentence thereof with “Ninety Three Million and 00/100 Dollars ($93,000,000.00)”.

(b) Section 2.18 of the Credit Agreement shall be amended by replacing “One Hundred Thirty Million and 00/100 Dollars ($130,000,000.00)” in the first sentence thereof with “One Hundred Eight Million and 00/100 Dollars ($108,000,000.00)”.

(c) All references to “Revolving Commitment”, the “Maximum Amount”, the “Revolving Loans” or such similar terms describing the amount of the Credit Facility in the Credit Agreement and the other Loan Documents shall be amended to be references to such respective terms in the amount of $93,000,000.

(d) Schedule A to the Credit Agreement shall be amended and replaced with Schedule A attached hereto.

5. Consent to Sale. The Lenders consent to sale of the 236 Aircraft Collateral and the release of the security interests and liens granted under the Collateral Documents solely with respect to Specified Collateral. The Lenders hereby authorize Agent to enter into and deliver appropriate lien releases, filings and related instruments necessary to effectuate the terms of this Agreement and the discharge of the liens granted to Agent under the Collateral Documents with respect to the Specified Collateral, including the Credit Agreement, the US Mortgage and the Norwegian Mortgage.

6. Sale Proceeds. Borrower shall cause the proceeds of the sale of the 236 Aircraft Collateral in the amount of $2,600,000 (the “236 Sale Proceeds”) to be deposited into the Restricted Account (defined below) held with Agent. Borrower hereby acknowledges and agrees that the 236 Sale Proceeds and any and all funds in the Restricted Account shall be subject to Agent’s security interest, shall constitute Collateral for the Obligations and shall be subject to the terms hereof and the terms of the Credit Agreement (including Section 2.11 thereof (Application of Payments)) and of the Forbearance Agreement.

7. Release of Liens. Effective upon Agent’s receipt of a wire transfer confirmation number from the purchaser of the 236 Aircraft Collateral evidencing the transfer of the 236 Sale Proceeds as described in Section 6 above, Agent agrees to release and discharge its security interests and liens in the 236 Aircraft Collateral and authorizes and consents to any filings necessary to evidence the releases pursuant to this Section 7 or the discharge of any liens thereof.

8. Restricted Account. Borrower has established the depository account, bearing account number XXXXX00046 (“Restricted Account”), with MUFG Union Bank, N.A., in its capacity as depository bank (“MUFG”). As an additional security for the Obligations, Borrower hereby grants to Agent a first priority perfected security interest in the Restricted Account and all sums deposited therein. Promptly upon Agent’s request, Borrower shall execute and deliver to Agent an original control agreement, in form and substance satisfactory to Agent, entered into by and among Borrower, Agent, as secured party, and MUFG, as the depository bank ("Control Agreement"). Borrower shall pay all costs and expenses in connection with establishing and administering the Restricted Account. Unless specifically otherwise agreed to by Agent and all Lenders, the following terms shall apply to the Restricted Account (for avoidance of doubt, “all Lenders” herein means all the Lenders other than any Defaulting Lender, subject to the penultimate paragraph of Section 12.16 of the Credit Agreement):

(a) The Restricted Account shall be a “blocked” account, Borrower shall not be entitled to make any withdrawals of any funds thereof, and Agent shall have the sole right to make such withdrawals for the purposes agreed upon by Agent and all Lenders in their sole and absolute discretion.

(b) During the Forbearance Period (as defined in the Forbearance Agreement) and prior to the occurrence of any Forbearance Termination Event (as defined in the Forbearance Agreement) or any Event of Default that is not a Specified Default (as defined in the Forbearance Agreement), the Lenders hereby authorize Agent to make disbursements of funds from the Restricted Account to fund (i) liquidity needs (the related expenses for such needs are described under the “operating disbursements” and “financing disbursements” categories in the Cash Flow Budget (defined in the Forbearance Agreement) delivered to Agent on November 8, 2019) of Borrower identified in Borrower’s Cash Flow Budget approved by all Lenders in accordance with Section 9 (beginning with the November 27 Budget (defined below) together with any revised budget approved by all Lenders subsequent thereof) (such expenses, “Liquidity Needs”), and (ii) such other expenses as may be agreed to by all Lenders in their sole and absolute discretion. Nothing herein shall obligate Agent or any Lender to approve any Cash Flow Budget. Agent and Lenders shall have no obligation to make any disbursements from the Restricted Account unless such disbursement is pursuant to a Cash Flow Budget approved by all Lenders. Any requests for disbursements from the Restricted Account may be conditioned on Borrower’s satisfaction of any conditions that Agent shall require in Agent’s sole and absolute discretion.

(c) Borrower acknowledges and agrees that, upon the occurrence of a Forbearance Termination Event (as defined in the Forbearance Agreement) or an Event of Default that is not a Specified Default (as defined in the Forbearance Agreement) covered by the Forbearance Agreement, any and all funds in the Restricted Account may, at the election of Agent and all Lenders, be applied to the repayment of the Obligations or any other amounts owing under the Loan Documents as set forth in the applicable terms of the Credit Agreement (including Section 2.11 thereof).

9. Cash Flow Budgets Review; Disbursements. Borrower acknowledges and agrees that the 236 Sale Proceeds and any funds in the Restricted Account constitute Collateral for the Obligations, may be applied immediately to the repayment to such Obligations and Lenders are under no obligation to permit the use of such funds for other purposes. Solely as an accommodation to Borrower and Guarantors, Lenders agree to consider requests by Borrower for the disbursement of funds in the Restricted Account to fund Borrower’s Liquidity Needs identified in the Cash Flow Budgets submitted for Lenders’ approval as described herein in all Lenders’ sole and absolute discretion. Unless otherwise agreed to by Agent and all Lenders, the following shall apply to the process of submitting such Cash Flow Budgets for the consideration and approval or disapproval by all Lenders:

(a) Lenders shall not have any obligation to consider any Cash Flow Budget for approval if each of the following is not satisfied in all respects satisfactory to Agent or waived by Agent in its sole and absolute discretion:

(i) such Cash Flow Budget shall be submitted to Agent covering a 13-week period (such period is referred to herein as the “13-Week Period”) (and the parties recognize that the next Cash Flow Budget is to be submitted by November 27, 2019 (such Cash Flow Budget is referred to herein as the “November 27 Budget”));

(ii) each Cash Flow Budget submitted shall be accompanied by a variance report described in the Forbearance Agreement (such report, the “Variance Report”); and

(iii) the Variance Report shall show that actual net cash flow (“Actual Net Cash Flow”) for the Comparison Period (defined below) minus the net cash flow contained in the most recently approved Cash Flow Budget (the “Budgeted Net Cash Flow”) for the Comparison Period (defined below) (subject to clause (9)(a)(iii)(D) hereof) does not exceed the Variance Limit (defined below). For purposes of this Section:

(A)
the “Comparison Period” shall mean the trailing two (2) week period up through and including the Friday of the week immediately prior to the submission of the Variance Report;

(B)
the “Variance Limit” shall mean a variance (whether negative or positive) of the Actual Net Cash Flow compared to the Budgeted Net Cash Flow for the Comparison Period equal to the greater of (I) fifteen percent (15%) of the Budgeted Net Cash Flow for the Comparison Period or (II) $100,000 (subject to clause (9)(a)(iii)(D) hereof);

(C)
if Actual Net Cash Flow is less or more than the Budgeted Net Cash Flow for the Comparison Period by a number (subject to clause (9)(a)(iii)(D) hereof) in excess of the Variance Limit, this will be deemed a “Budgeted Net Cash Flow Violation”;

(D)
for the purposes of the calculations in this Section, the minus sign (i.e., “( )” or “—”) in the resulting product of any such calculation is ignored; and

(E)
for the avoidance of doubt, a Budgeted Net Cash Flow Violation does not constitute a Default or an Event of Default.

(b) No later than three (3) Business days after receipt of such Cash Flow Budget, all Lenders shall review and, in their sole and absolute discretion, approve or disapprove such Cash Flow Budget (which approval or disapproval may be provided to Agent by email or through DebtDomain), which Cash Flow Budget must be approved by Agent and all Lenders. To the extent any Lender whose approval is required does not affirmatively disapprove or approve such Cash Flow Budget during such period, such Lender shall be deemed to have approved such Cash Flow Budget.

(c) While Borrower is required under the Forbearance Agreement to provide the Cash Flow Budget on a bi-weekly basis, each Cash Flow Budget submitted to all Lenders for their consideration under this Section 9 (beginning with the November 27 Budget) will be considered for approval by all Lenders on a monthly basis (such approved Cash Flow Budget referred to as the “Approved Monthly Budget”). Lenders’ monthly approval of a Cash Flow Budget (beginning with the November 27 Budget) will, subject to clause (d) this Section 9, specifically cover the projected cash flow disbursements during weeks two through five of the 13-Week Period covered by the Cash Flow Budget (such four (4)-week period is referred to herein as the “Approved Disbursement Period”). Agent may make such disbursements for each week in such Approved Disbursement Period by the end of each such week.

(d) If the Variance Report submitted with the Cash Flow Budget two (2) weeks after the Approved Monthly Budget shows a Budgeted Net Cash Flow Violation, then:

(i) the Cash Flow Budget submitted at that time must be an updated Cash Flow Budget (the “Updated Budget”) that reflects updated actual net cash flow;

(ii) Lender approval for the previous Approved Monthly Budget as described clause (c) of this Section 9 shall no longer apply; and

(iii) disbursements from the Restricted Account for the week in which the Updated Budget is delivered shall be suspended, and may only resume after the Updated Budget is approved by all Lenders in their sole and absolute discretion pursuant to the procedure described herein. Such resumption shall be effective for the week following the week in which the Borrower submits the Updated Budget to the Lenders for approval.

(e) By way of an example, the following describes how the process is anticipated to apply in connection with the November 27 Budget: The deadline for the approval of the November 27 Budget is December 3, 2019 (giving the Lenders three (3) Business Days). If approved by all Lenders, the Approved Disbursement Period that would be covered by such approval would be the weeks ending December 6th, 13th, 20th and 27th. If the Variance Report submitted with the Cash Flow Budget to be delivered in two weeks (i.e., by December 11th) shows a Budgeted Net Cash Flow Violation (which would then be deemed an Updated Budget), the Cash Flow Budget submitted with the Variance Report must be updated to reflect actual cash flow, and no disbursements will be made on December 13th for the week ended December 13th. Lenders’ approval must be sought with respect to the Updated Budget delivered by December 11th. If such Updated Budget is approved by all Lenders (and the deadline for such approval will be December 16th), disbursements may resume beginning for the week immediately thereafter (the week ending December 20th). Such disbursements for that week will be made on the last day of that week, December 20th. On the other hand, if the Cash Flow Budget delivered on December 11th does not show a Budgeted Net Cash Flow Violation, then an updated Cash Flow Budget does not need to be submitted for Lenders’ approval, and the disbursements approved for the Approved Disbursement Period under the immediately prior Cash Flow Budget may continue.

(f) Any disbursement from the Restricted Account may be made by a transfer of the related amount from the Restricted Account to Borrower’s operating account.

(g) For avoidance of doubt, no disbursement from the Restricted Account shall be made to the extent the amount for such disbursement exceeds the funds available in the Restricted Account, and nothing herein shall be deemed to constitute an obligation on part of Agent or any Lender to fund any such disbursement or extend credit or make any loan to fund such disbursement.

10. Conditions Precedent. This Agreement shall become effective on the date (the “Effective Date”) each of the following conditions shall have been satisfied or waived by Agent in its sole discretion:

(a) This Agreement. Agent shall have received this Agreement, duly executed by Borrower, Guarantors and all the Lenders.

(b) No Default. Upon giving effect to this Agreement, there shall be no Default or Event of Default (other than the Specified Defaults as defined in the Forbearance Agreement).

11. Reaffirmation. Each of Borrower and Guarantors hereby reaffirms all of its respective Obligations under the Loan Documents, and acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due under the Credit Agreement, the Notes or under any Loan Document. This Agreement and the execution of other documents contemplated hereby do not constitute the extinguishment of any debt evidenced by the Credit Agreement or the other Loan Documents, nor will they in any way affect or impair the liens and security interests created thereby (subject to Section 7 with respect to the Specified Collateral) which Borrower acknowledges to be valid and existing liens on and security interests in the Collateral.

12. Breach as Event of Default; No Other Modifications. This Agreement and the Control Agreement (if any) shall each constitute a Loan Document under the Credit Agreement. Any provision of any Loan Document which applies to Loan Documents generally shall apply to this Agreement. It shall be an immediate Event of Default under the Credit Agreement and under the Forbearance Document if Borrower breaches any covenant contained herein or if any representation or warranty contained herein proves to be inaccurate or untrue in any material respect. Except as expressly set forth herein, the Credit Agreement and the other Loan Documents shall be and remain unmodified and in full force and effect. Nothing herein shall be deemed to be a waiver by Agent or any Lender of any breach, Default or Event of Default under the Loan Documents, whether or not known to them and whether or not existing on the date of this Agreement, and Agent and Lenders reserve any and all rights and remedies with respect thereto.

13. General Release. Each of Borrower and Guarantors, on behalf of itself and on behalf of its Subsidiaries, successors, assigns, legal representatives and financial advisors (collectively, the “Releasing Parties”), hereby releases, acquits and forever discharges Agent, the Lenders and each of their respective past and present directors, officers, employees, agents, attorneys, affiliates, predecessors, successors, administrators and assigns (the “Released Parties”) of and from any and all claims, actions, causes of action, demands, rights, damages, costs, loss of service, expenses and compensation whatsoever heretofore or hereafter arising from any events or occurrences, or anything done, omitted to be done, or allowed to be done by any of the Released Parties, on or before the date of execution of this Agreement, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, including, without limitation, any of the same arising from or related to anything done, omitted to be done, or allowed to be done by any of the Released Parties and in any way connected with this Agreement or any of the other Loan Documents, any other credit facilities provided or not provided, any advances made or not made, or any past or present deposit or other accounts of any Releasing Party with any Released Party and the handling of the same by any Released Party, including, without limitation, the manner and timing in which items were deposited or credited thereto or funds transferred therefrom or made available to any of the Releasing Parties, the honoring or returning of any checks drawn on any account, and any other dealings between the Releasing Parties and the Released Parties (the “Released Matters”). Releasing Parties each further agree never to commence, aid or participate in (except to the extent required by order or legal process issued by a court or governmental agency of competent jurisdiction) any legal action or other proceeding based in whole or in part upon the Released Matters. In furtherance of this general release, Releasing Parties each acknowledge and waive the benefits of California Civil Code Section 1542 (and all similar ordinances and statutory, regulatory, or judicially created laws or rules of any other jurisdiction), which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Releasing Parties each agree that this waiver and release is an essential and material of this Agreement, and that the agreements in this paragraph are intended to be in full satisfaction of any alleged injuries or damages to or of any Releasing Parties in connection with the Released Matters. Each Releasing Party represents and warrants that it has not purported to convey, transfer or assign any right, title or interest in any Released Matter to any other person or entity and that the foregoing constitutes a full and complete release of the Released Matters. Releasing Parties each also understand that this release shall apply to all unknown or unanticipated results of the transactions and occurrences described above, as well as those known and anticipated. Releasing Parties each have consulted with legal counsel prior to signing this release, or had an opportunity to obtain such counsel and knowingly chose not to do so, and each Releasing Party executes such release voluntarily, with the intention of fully and finally extinguishing all Released Matters.

14. APPLICABLE LAW. THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

15. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE FORBEARANCE AGREEMENT (AS AMENDED BY THIS AGREEMENT) OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

16. Review And Construction Of Documents. Each party hereto hereby acknowledges, and represents and warrants to the other parties hereto, that:

(a) it has had the opportunity to consult with legal counsel of its own choice and has been afforded an opportunity to review this Agreement with legal counsel;

(b) it has carefully reviewed this Agreement and fully understands all terms and provisions of this Agreement;

(c) it has freely, voluntarily, knowingly, and intelligently entered into this Agreement of its own free will and volition;

(d) none of the Lenders or Agent have a fiduciary relationship with any Obligor and the Obligor does not have a fiduciary relationship with Agent or the Lenders, and the relationship between the Lenders or Agent, on the one hand, and Obligor, on the other hand, is solely that of creditor and debtor; and

(e) no joint venture exists among Obligor and the Lenders or Agent.

17. Entire Agreement. This Agreement and the other agreements referred to herein constitute all of the agreements among the parties relating to the matters set forth herein and supersede all other prior or concurrent oral or written letters, agreements or understandings with respect to the matters set forth herein.

18. Further Assurances. Borrower agrees to execute, acknowledge, deliver, file and record such further certificates, instruments and documents, and to do all other acts and things, as may be reasonably requested by Agent and necessary or reasonably advisable to carry out the intents and purposes of this Agreement.

19. Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts shall constitute one and the same Agreement. The facsimile or email (PDF) signature of any party executing this Agreement shall be binding upon such party and may be relied upon by all other parties hereto.

[SIGNATURE PAGES FOLLOW]

SMRH:4826-3967-4284.7	-1-

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER: AEROCENTURY CORP., a Delaware corporation By: __________________________________Name: ___________________________Title: ___________________________

ACKNOWLEDGED AND AGREED TO BY: JETLEET HOLDING CORP., a California corporation By:__________________________________Name:___________________________Title:___________________________
JETFLEET MANAGEMENT CORP.,a California corporation By:__________________________________Name:___________________________Title:___________________________
SMRH:4826-3967-4284	S-1

AGENT AND LENDER:

MUFG UNION BANK, N.A.

By:
_________________________

Name: _________________________

Title:
_________________________

SMRH:4826-3967-4284	S-2

LENDER:

UMPQUA BANK

By:
_________________________
Name: _________________________
Title:
_________________________

SMRH:4826-3967-4284	S-3

LENDER:

ZIONS BANCORPORATION, N.A. (fka ZB, N.A.) dba CALIFORNIA BANK AND TRUST

By:
_________________________
Name: _________________________
Title:
_________________________

SMRH:4826-3967-4284	S-3

LENDER:

U.S. BANK NATIONAL ASSOCIATION

By:
_________________________
Name: _________________________
Title:
_________________________

SMRH:4826-3967-4284	S-4

LENDER:

COLUMBIA STATE BANK

By:
_________________________
Name: _________________________
Title:
_________________________

SMRH:4826-3967-4284	S-5

Schedule A

Revolving Commitment

Lender	Commitment	Pro Rata Share
MUFG Union Bank, N.A.	$23,731,034.48	25.5172413793%
Umpqua Bank	$22,448,275.86	24.1379310345%
Zions Bancorporation, N.A. (fka ZB, N.A.) dba California Bank & Trust	$19,241,379.31	20.6896551724%
U.S. Bank National Association	$17,958,620.69	19.3103448276%
Columbia State Bank	$9,620,689.66	10.3448275862%
TOTAL:	$93,000,000.00	100.0000000000%

Schedule A